Exhibit 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Announces
2016 Select Preliminary Operating
and Financial Results

Company to Restate Prior Financials due to Accounting Correction for
Redeemable Non-Controlling Interests

Houston, TX, March 16, 2017 – U.S. Physical Therapy, Inc. ("USPH") (NYSE: USPH), is a national operator of outpatient physical therapy clinics. The Company today reported select preliminary operating and financial results for the year and fourth quarter of 2016 and that it will restate its financial statements to correct its method of accounting for redeemable non-controlling interests. The below financial information is preliminary and unaudited, and therefore subject to adjustment based on the Company’s final review and the completion of the audit by the Company’s independent registered public accounting firm.

Year 2016 Compared to Year 2015 - Selected Preliminary Operating and Financial Results

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Net revenues increased 7.6% from $331.3 million in 2015 to $356.5 million in 2016, due to an increase in total patient visits of 7.7% from 3,080,200 to 3,316,800 and offset by a slight decrease in the average net revenue per visit to $105.18 from $105.28. Net revenues from new clinics opened or acquired in the past 12 months was $12.8 million.

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Total clinic operating costs were $274.5 million, or 77.0% of net revenues for 2016, as compared to $252.9 million, or 76.3% of net revenues, in the 2015 period. Of the dollar increase, $10.9 million was in operating costs of new clinics opened or acquired in 2016. Total clinic salaries and related costs, including those from new clinics, were 55.7% of net revenues for 2016 versus 54.5% for 2015. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.2% for 2016 versus 20.5% for 2015. The provision for doubtful accounts as a percentage of net revenues was 1.1% for 2016 and 1.3% for 2015.

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•	The gross margin for 2016 increased 4.7% to $82.0 million, or 23.0% of net revenues, as compared to $78.4 million, or 23.7% of net revenues, for 2015.

•	Corporate office costs were $32.5 million for 2016 compared to $31.1 million for 2015. Corporate office costs were 9.1% of net revenues for 2016 compared to 9.4% of net revenues for 2015.

•	Operating income increased 4.7% to $49.5 million in 2016 as compared to $47.3 million in 2015.

•	Same store visits increased 2.2% for de novo and acquired clinics open for one year or more and same store revenue increased 2.6%.

Fourth Quarter 2016 compared to Fourth Quarter 2015 - Select Preliminary Operating and Financial Results

•
Net revenues increased 4.8% from $86.7 million in the fourth quarter of 2015 to $90.9 million in the fourth quarter of 2016, due to an increase in total patient visits of 4.7% from 808,300 to 846,000 and an increase in the average net revenue per visit to $105.14 for the 2016 fourth quarter from $105.01 for the 2015 period.  Net revenues in the fourth quarter of 2016 from new clinics opened or acquired in 2016 was $5.3 million.

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Total clinic operating costs were $72.1 million, or 79.3% of net revenues, in the fourth quarter of 2016, as compared to $65.2 million, or 75.2% of net revenues, in the 2015 period. Of the dollar increase, $4.9 million was attributable to operating costs of new clinics opened or acquired in 2016. Also, there were two unusual items in the fourth quarter of 2016.   First, the Company incurred unusually high claims related to the health insurance provided to its employees, amounting to an additional $588,000 charge. Second, the Company’s decision to combine two acquired operations in Georgia resulted in it taking a $250,000 charge to write-off the remaining book value of the tradename no longer to be used. The Company expects that employee health insurance claims will return to normal historical levels in 2017 and there are no current plans to combine other acquired operations.

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Total clinic salaries and related costs, including those from new clinics combined with the unusually high employee health insurance claims, were 57.2% of net revenues in the recent quarter versus 53.6% in the 2015 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.8% for the recent quarter versus 20.3% in the 2015 period. The provision for doubtful accounts as a percentage of net revenues was 1.2% for both the 2016 and 2015 periods.

•	The gross margin for the fourth quarter of 2016 was $18.8 million or 20.7% of net revenues, as compared to $21.5 million, or 24.8% of net revenues in the 2015 fourth quarter.

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Corporate office costs were $7.8 million in the fourth quarter of 2016 compared to $8.9 million in the 2015 fourth quarter. Corporate office costs were 8.6% of net revenues for the 2016 fourth quarter compared to 10.3% of net revenues for the 2015 period.

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•	Operating income for the fourth quarter of 2016 was $11.0 million or 12.1% of net revenues compared to $12.6 million or 14.5% of net revenues in the 2015 fourth quarter.

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Same store visits increased by 2.5% for de novo and acquired clinics open for one year or more while same store revenue increased slightly as the average same store net rate per visit decreased 2.2%.  Same store revenues and visits were adjusted to reflect the number of days in each period as the 2016 quarter included 63 operating days while the 2015 quarter included 64 days.

Other Operating Information

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The Company added 32 net clinics in 2016, ending the year with 540 facilities. The Company opened 28 new de novo locations, acquired 20 clinics and closed 16 facilities during the period. It was the Company’s best year for de novo clinic openings in the past 10 years.

•	Average patient visits per day per clinic in 2016 were 25.0, an increase of 3.7% as compared to 24.1 in 2015.

Other Financial Information

•	As of December 31, 2016, the Company’s cash balance was $20,047,000 as compared to $15,778,000 at December 31, 2015.

•
As of year-end 2016 total patient accounts receivable were $38,840,000, net of an allowance for doubtful accounts of $1,792,000. As of year-end 2015 total patient accounts receivable were $36,231,000, net of $1,444,000 of allowance for doubtful accounts.

•	The average age of the Company’s accounts receivables was 36 days at the end of both 2016 and 2015.

•	Borrowings under the Company’s amended credit agreement totaled $46,000,000 at December 31, 2016 as compared to $44,000,000 at December 31, 2015.

•	Notes payable as of year-end 2016 were $5,823,000 as compared to $5,110,000 as of year-end 2015.

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Management’s Comments

Chris Reading, Chief Executive Officer, said, “Despite the accounting error announced today, the year 2016 ended with another solid quarter for same store visit growth, increasing visits per day per clinic and with excellent development activity.  For the year, we opened the largest number of new de novo locations in the past 10 years plus added a number of additional facilities through acquisition.  Our strong development progress has continued thus far in 2017 with an additional 18 net clinics added plus 8 more managed facilities.  Through a combination of a relatively strong economy, a currently benign reimbursement rate environment, and continued strong cash flow from operations, we expect 2017 to be another solid year for our Company.”

Accounting Correction for Redeemable Non-Controlling Interests and Restatement of Prior Period Financial Statements

In connection with the preparation of the Company’s 2016 annual financial statements, it was determined that the Company’s historical accounting for redeemable non-controlling interests of acquired partnerships was incorrect due to the fact that those partnership agreements contain a provision that makes the non-controlling interests mandatorily redeemable and, thus incorrectly classified.  This error did not affect any of the Company’s de novo partnership agreements. Management has concluded that this error will result in the reporting of a material weakness in internal controls over financial reporting as they relate to this issue and that, as a result, ineffective internal controls over financial reporting. The error will require the restatement of previously issued financial statements. Non-controlling interests refer to the minority limited partnership interests (or limited liability company interests) held by the Company’s non- controlling partners (“NC Partner”) in the limited partnership entities (or limited liability company entities) through which the Company owns and operates its clinics.

Redeemable non-controlling interests have been historically accounted for as follows:

For any acquired NC partner agreement that was entered into on or after January 1, 2009,  at the expiration of the specified holding period (i.e., the earliest time when the acquired NC Partner could require the Company to purchase its interest) set forth in the respective limited partnership agreement, the Company reclassified the recorded value of the non-controlling interest to temporary equity on the Company’s consolidated balance sheet in the section labeled - Redeemable non-controlling interests (“RNCI”). The recorded value was the fair value of the non-controlling interest on the date the Company acquired a controlling interest in the partnership (“acquisition date”) adjusted for any earnings attributable and distributions made subsequent to the acquisition date.  Then, and in any subsequent reporting period that the Company deemed it probable that the acquired NC Partner would assert their redemption rights or the Company otherwise reached an agreement to purchase some or all of the acquired NC Partner interest, the redeemable non-controlling interest was adjusted to its then current redemption value and the redemption value was further adjusted in each reporting period thereafter until purchased by the Company.  All adjustments were charged to additional paid-in capital and were not reflected in the Company’s consolidated statements of net income.  Although the adjustments were not reflected in the statements of net income, applicable accounting rules required that the Company reflect the charge in the earnings per share calculation.  Quarterly, the Company assessed the probability that the redemption rights would be triggered by the acquired NC Partner and accounted for the redeemable non-controlling interests accordingly.

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The correct accounting treatment for mandatorily redeemable non-controlling interests is as follows:

 On the date the Company acquires a controlling interest in a partnership, the fair value of the non-controlling interest is recorded in the long-term liabilities section of the consolidated balance sheet under the caption – Mandatorily redeemable non-controlling interests.  Then, in each reporting period thereafter until purchased by the Company, the redeemable non-controlling interest is adjusted to its then current redemption value, based on the predetermined formula defined in the respective partnership agreement.  The Company intends to reflect the correct accounting treatment in its consolidated financial statements of net income by recording the adjustments to other income and expense in the caption - Interest expense – revaluation of mandatorily redeemable non-controlling interests.  The non-cash adjustments will not affect the Company’s reported cash flows or EBITDA, a non-GAAP financial measure.

This error, and the resulting restatement to correct prior period accounting methodology, will be accomplished through non-cash adjustments to previously reported income statements and balance sheet line items.  This correction has no impact on current or previously reported cash balances or net cash flows provided by or used in operating activities or EBITDA (earnings before interest, taxes, depreciation and amortization).  Further, all redemptions of non-controlling interests will continue to be made consistent with historical practices and pursuant to the terms of existing partnership agreements.

The Company’s board of directors has concluded on March 15, 2017, that its consolidated financial statements and related footnotes for the years ended December 31, 2015 and 2014, and all quarters within 2014 and 2015, and the first three quarters of 2016 should no longer be relied upon.

The Company, in its upcoming Annual Report on Form 10-K for the year ended December 31, 2016, intends to correct its consolidated financial statements for the affected years, which will include a cumulative adjustment to the beginning balances of the earliest balance sheets presented. In addition, any prior year information within footnotes, including quarterly data affected by this correction, will be restated within the 2016 Annual Report. Further, the Company will include a “Selected Financial Data” table that will present restated numbers for any affected periods. Based on the information regarding prior years that the Company intends to include in its 2016 Annual Report on Form 10-K, the Company does not intend to file amendments to any prior Annual Reports on Form 10-K or any Form 10-Qs for periods through September 30, 2016.

To complete the restatements, the Company will file a Notification of Late Filing on Form 12b-25 in order to obtain an additional fifteen calendar days to file the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is expected to be filed on or before March 31, 2017.

The Audit Committee of the Board had discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

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Credit Agreement

The accounting error has caused the Company to be in technical violation of its Amended Credit Agreement dated December 5, 2013.  The Company is in active discussions with its bank with regards to putting into place the necessary waivers and amendments.

Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, March 16, 2017 to discuss the Company's Fourth Quarter Ended and Year Ended December 31, 2016 select preliminary operating and financial results and the restatement of prior period financials due to accounting correction for redeemable non-controlling interests. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 63145710 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until May 16, 2017.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

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the risk that the review for the correction in accounting method for redeemable non-controlling interests could result in the determination that the effect of the matters under review are materially greater or lesser than the Company currently believes;

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the risk that the correction in the accounting method for redeemable non-controlling interests could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission;

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the risk of damage to the Company’s business and reputation arising from the correction in accounting method for redeemable non-controlling interests, and potential claims or proceedings relating to such matters;

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor investigations and audits;

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•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	possible legal actions; which could subject us to increased operating costs and uninsured liabilities;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	general economic conditions;
•	availability and cost of qualified physical and occupational therapists;
•	personnel productivity and retaining personnel;
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competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 558 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 30 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.